Exhibit 23.1

December 30, 2010

iShares® Copper Trust

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, CA 94105

Ladies and Gentlemen:

We hereby consent to the references to our firm set forth under the headings “The Copper Industry” and “Experts” in the Registration Statement on Form S-1 (Registration No. 333-170131) filed with the Securities and Exchange Commission on the date hereof by iShares® Copper Trust.

Sincerely,

Christian, Podleska, and van Musschenbroek, Ltd. [d/b/a CPM Group]

By:	/S/ CATHERINE M. VIRGA
Name: Catherine M. Virga Title: Director of Research